INDEPENDENT AUDITORS' REPORT




The Board of Trustees
USLICO Series Fund:


We have audited the accompanying statements of assets and liabilities, including the statements of investments, of USLICO Series Fund (consisting of the common stock, money market, bond, and asset allocation portfolios), and the related statements of operations as of and for the year ended December 31, 1999 and changes in net assets and the condensed financial information for the years ended December 31, 1999 and 1998. These financial statements and condensed financial information are the responsibility of the Fund's management. Our responsibility is to express an opinion on these financial statements and the condensed financial information based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and condensed financial information are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements and the condensed financial information. Our procedures included confirmation of securities owned as of December 31, 1999, by correspondence with custodians and brokers. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and the condensed financial information referred to above present fairly, in all material respects, the net assets, investments and results of their operations for each of the respective portfolios constituting the USLICO Series Fund as of and for the year ended December 31, 1999, and changes in their net assets and the condensed financial information for the years ended December 31, 1999 and 1998, in conformity with generally accepted accounting principles.





Deloitte & Touche LLP

Minneapolis, Minnesota
February 11, 2000